Guaranty

This Guaranty is made as of this 23rd day of August, 2013 by Fouad Kallamni to [ ] and to [ ] (collectively, “Creditors”) with respect to obligations of OSO Beverages Corp. (“Debtor”) to Creditors under those certain Senior Secured Promissory Notes dated August 23, 2013 issued by Debtor to each Creditors and (collectively, the “Notes”).

In order to induce Creditors to make the loans to Debtor evidenced by the Notes, and for other good and valuable consideration, the receipt and sufficiency of which Guarantor hereby expressly acknowledges, Guarantor covenants and agrees with Creditors as follows:

1. Guaranty of Payment and Performance. Guarantor hereby guarantees to Creditors the full and punctual payment when due (whether at maturity, by acceleration or otherwise) of the Notes and the performance of all liabilities, agreements and other obligations of Debtor under the Notes, together with all costs of collection, compromise or enforcement, including without limitation reasonable attorneys’ fees incurred with respect to the Notes or this Guaranty, or with respect to a proceeding under the federal bankruptcy laws or any insolvency, receivership, arrangement or reorganization law or an assignment for the benefit of creditors concerning Debtor or Guarantor, together with interest on all such costs of collection, compromise or enforcement from the date arising (all the foregoing, collectively the “Obligations”). This Guaranty is an absolute, unconditional and continuing guaranty by Guarantor of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that Creditors first attempt to collect any of the Obligations from Debtor or resort to any security or other means of obtaining their payment. Should Debtor default in the payment or performance of any of the Obligations, the obligations of Guarantor hereunder shall become immediately due and payable to Creditors, without demand or notice of any nature, all of which are expressly waived by Guarantor.

2. Unlimited Guaranty. The liability of Guarantor hereunder shall be unlimited.

3. Waivers by Guarantor; Creditors’ Freedom to Act. Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Creditors with respect thereto. Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Debtor, and all suretyship defenses generally. Without limiting the generality of the foregoing, Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of Creditors to assert any claim or demand or to enforce any right or remedy against Debtor; (ii) any extensions or renewals, or alteration of the terms, of any Obligation or any portion thereof; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights Creditors may have or other means of obtaining repayment of the Obligations; (vi) failure to obtain or maintain a right of contribution for the benefit of Guarantor; (vii) errors or omissions in connection with Creditors’ administration of the Obligations (except behavior constituting bad faith); or (viii) any other act or omission that might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a release or discharge of Guarantor, all of which may be done without notice to Guarantor.

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4. Unenforceability of Obligations Against Debtor. If for any reason Debtor is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from Debtor by operation of law or for any other reason, this Guaranty shall nevertheless be binding on Guarantor to the same extent as if Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Debtor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by Guarantor.

5. Subrogation; Subordination. Until the payment and performance in full of all Obligations and any and all obligations of Debtor to Creditors, (a) Guarantor shall not exercise any rights against Debtor arising as a result of payment by Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with Creditors in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; (b) Guarantor will not claim any set-off or counterclaim against Debtor in respect of any liability of Guarantor to Debtor; and (c) Guarantor waives any benefit of and any right to participate in any collateral that may be held by Creditors. The payment of any amounts due with respect to any indebtedness of Debtor now or hereafter held by Guarantor is hereby subordinated to the prior payment in full of the Obligations. Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of Debtor to Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by Guarantor as trustee for Creditors and be paid over to Creditors on account of the Obligations without affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

6. Representations of Guarantor. Guarantor has full legal right, power and authority to enter into and perform the transactions contemplated by this Guaranty without need for any approval or notice to any other person; this Guaranty evidences the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms; the execution, delivery and performance of this Guaranty will not violate any law, regulation, order, judgment or decree or result in a default or acceleration of any obligation under, or give rise to any obligation under, any agreement or instrument that would have a material adverse impact on Guarantor.

7. Guarantor’s Non-Reliance. Guarantor warrants to and agrees with Creditors that Guarantor has adequate means to obtain from Debtor on a continuing basis information concerning Debtor’s financial condition and affairs, and that accordingly Guarantor is not relying on Creditors to provide such information at the date of executing this Guaranty or at any time thereafter.

8. Termination; Restatement. This Guaranty is irrevocable and shall continue without limit of time. This Guaranty shall be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by Creditors upon the insolvency, bankruptcy or reorganization of Debtor, or otherwise, all as though such payment had not been made or value received.

9. Successors and Assigns. This Guaranty shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by Creditors and Creditors’ heirs, personal representatives and assigns.

10. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty or consent to any departure by Guarantor therefrom shall be effective unless the same shall be in writing and signed by Creditors. No failure on the part of Creditors to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

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11. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Guaranty shall be in writing and shall be conclusively deemed to have been duly given only (a) when hand delivered to the other party, or (b) the next business day (the second business day in the case of deliveries from the United States to a jurisdiction outside of the United States or from a jurisdiction outside of the United States to the United States) after deposit with a national (or international, as applicable) overnight delivery service with all charges prepaid, addressed to the parties as their addresses set forth herein with next business day (or second business day, as applicable) delivery guaranteed, provided that the sending party receives written confirmation of delivery from the delivery service provider. Notices given by facsimile transmission or by electronic delivery shall not be effective until written confirmation has been received in accordance with Section 11(b) hereof. A party may change or supplement the addresses set forth below for purposes of this Section 11 by giving the other party written notice of the new address in the manner set forth above

12. Governing Law; Venue. This Agreement been negotiated and consummated in the State of New York and shall be construed in accordance with, and governed by the internal laws of, the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Guaranty shall be resolved exclusively by the state or federal courts located in the State of New York, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

13. Miscellaneous. This Guaranty constitutes the entire agreement of Guarantor with respect to the matters set forth herein. This writing is intended by the parties as a final, complete and exclusive expression of their guaranty agreement. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms. There are no conditions to the full effectiveness of this Guaranty. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

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In Witness Whereof, Guarantor has caused this Guaranty to be executed and delivered as a sealed instrument as of the date appearing on page one.

GUARANTOR __________________________ Fouad Kallamni, Individually	Acknowledged: DEBTOR OSO Beverages Corp. By: _____________________ Fouad Kallamni President

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